UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2007 (November 30, 2007)

HARRY & DAVID HOLDINGS, INC.	HARRY AND DAVID
(Exact Name of Registrant as Specified in its Charter)	(Exact Name of Registrant as Specified in its Charter)

Delaware	Oregon
(State or Other Jurisdiction of Incorporation)	(State or Other Jurisdiction of Incorporation)

333-127173	333-128870-04
(Commission File Number)	(Commission File Number)

20–0884389	93-0331765
(IRS Employer Identification No.)	(IRS Employer Identification No.)

2500 South Pacific Highway, Medford, OR	97501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (541) 864-2362

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13c under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2007, Harry & David Operations Corp. (formerly Bear Creek Corporation) (the “Predecessor”), effected an internal corporate reorganization that management expects will result in certain financial savings and efficiencies. Pursuant to this internal corporate reorganization, Bear Creek Stores, Inc (a guarantor under the Indenture referred to below). merged with and into Harry and David, an Oregon corporation and subsidiary guarantor of the Predecessor (the “Successor”), Bear Creek Direct Marketing, Inc. (a guarantor under the Indenture referred to below) merged with and into the Successor, and the Predecessor merged with and into the Successor (collectively, the “Reorganization”). As a result of the Reorganization, the Predecessor entered into the First Supplemental Indenture (the “Supplemental Indenture”) among the Successor, Harry & David Holdings, Inc. (“Holdings”), Bear Creek Orchards, Inc. (“BC Orchards”), Bear Creek Operations, Inc. (“BC Operations”) and Wells Fargo Bank, N.A., as Trustee (the “Trustee”) to the Indenture, dated as of February 25, 2005, among the Predecessor, the Successor, as a guarantor, Holdings, BC Orchards, BC Operations, the other guarantors party thereto, and the Trustee under which the Floating Rate Notes due 2012 and the 9% Senior Notes due 2013 (collectively, the “Notes”) were issued. Pursuant to the Supplemental Indenture, the Successor assumed all of the rights and obligations of the Predecessor under the Indenture and the Notes and each of the Predecessor, Bear Creek Stores, Inc. and Bear Creek Direct Marketing, Inc. was released and discharged from their respective obligations under the Indenture.

In connection with the Reorganization, the Successor also entered into an Assumption Agreement, dated as of November 30, 2007 (the “Assumption Agreement”), among the Successor, UBS AG, Stamford Branch, as Administrative Agent under the Credit Agreement and GMAC Commercial Finance LLC, as Collateral Agent under the Credit Agreement. Pursuant to the terms of the Assumption Agreement, the Successor became the borrower and assumed all of the Predecessor’s payment obligations under the Credit Agreement, dated as of March 20, 2006 (as amended, supplemented or otherwise modified, the “Credit Agreement”), among the Predecessor, the Guarantors party thereto, the Lenders party thereto, UBS Securities LLC, as Arranger, UBS Loan Finance LLC, as Lender and Swingline Lender, UBS AG, Stamford Branch, as Issuing Bank, Administrative Collateral Agent and Administrative Agent and GMAC Commercial Finance LLC, as Collateral Agent, and agreed to assume, perform and discharge all of the Predecessor’s other obligations under the Credit Agreement.

Forward-Looking Statements

Certain of the statements in this report constitute forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These statements relate to future events or future financial performance and involve known and unknown risks and other factors that may cause the Company’s actual or our industry’s results, levels of activity or achievement to be materially different from those expressed or implied by any forward-looking statements. These risks and uncertainties include, but are not limited to, the Company’s future financial condition and results of operations, changes in general economic conditions, competitive factors and the hiring and retention of human resources. In some cases, forward-looking statements can be identified by terminology such as “may”, “will”, “could” “would”, “should”, “expect”, “plan”, “anticipate”, “intend”, “believe”, “estimate”, “predict”, “potential”, or “continue” or the negative of those terms or other comparable terminology. These statements are present expectations. Actual events or results may differ materially. The Company undertakes no obligation to update or revise any forward-looking statement, except as required by law. All of the forward looking statements are expressly qualified by the risk factors discussed in the Company’s (and Holding’s and the Predecessor’s) filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRY AND DAVID

Date: December 6, 2007	By:	/s/ Stephen V. O’Connell
	Name:	Stephen V. O’Connell
	Title:	Chief Financial Officer and Chief Administrative Officer

HARRY & DAVID HOLDINGS, INC.

	By:	/s/ Stephen V. O’Connell
	Name:	Stephen V. O’Connell
	Title:	Chief Financial Officer and Chief Administrative Officer